                                                                    Exhibit 99.2

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY
                   COMBINED STATEMENT OF ASSETS TO BE ACQUIRED
                          AND LIABILITIES TO BE ASSUMED
                                   (UNAUDITED)

                                                     June 30,   December 31,
                                                       2006         2005
                                                    ---------   ------------
                                                     (Thousands of Dollars)
ASSETS TO BE ACQUIRED
UTILITY PLANT:
   Plant in service                                 $ 509,234    $ 504,030
   Construction work in progress                        5,717        1,200
                                                    ---------    ---------
                                                      514,951      505,230
   Less accumulated depreciation                     (154,514)    (148,103)
                                                    ---------    ---------
                                                      360,437      357,127
                                                    ---------    ---------
CURRENT ASSETS:
   Cash                                                     7           12
   Accounts receivable -
      Customers, net of allowances of $3,591
      and $2,585, respectively                         25,339       40,341
      Affiliates                                           --           12
      Others                                              628        2,167
   Accrued utility revenues                             4,151       31,202
   Inventories:
      Natural gas in underground storage               48,901       63,567
      Materials and supplies                            2,181        1,767
   Prepaid expenses and other                              31          565
                                                    ---------    ---------
         Total current assets                          81,238      139,633
                                                    ---------    ---------
GOODWILL                                              149,720      149,720
                                                    ---------    ---------
OTHER LONG-TERM ASSETS                                    931          931
                                                    ---------    ---------
DEFERRED CHARGES:
   Regulatory assets (Note 4)                          13,029       12,615
                                                    ---------    ---------
         Total deferred charges                        13,029       12,615
                                                    ---------    ---------
TOTAL ASSETS TO BE ACQUIRED                           605,355      660,026
                                                    ---------    ---------
LIABILITIES TO BE ASSUMED
CURRENT LIABILITIES:
   Accounts payable                                    19,415       35,577
   Deferred cost of gas and supplier refunds, net      14,656        6,967
   Accrued general business and realty taxes              197        1,204
   Customer deposits                                    1,627        1,616
   Accrued interest to customers                          536          516
   Other                                                5,575        5,281
                                                    ---------    ---------
         Total current liabilities                     42,006       51,161
DEFERRED CREDITS                                       25,592       25,493
                                                    ---------    ---------
TOTAL LIABILITIES TO BE ASSUMED                        67,598       76,654
                                                    ---------    ---------
NET ASSETS TO BE ACQUIRED                           $ 537,757    $ 583,372
                                                    =========    =========

              The accompanying notes are an integral part of these
                         unaudited combined statements.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY
               COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (UNAUDITED)

                                                     Three Months    Three Months
                                                        Ended           Ended
                                                    June 30, 2006   June 30, 2005
                                                    -------------   -------------
                                                        (Thousands of Dollars)
OPERATING REVENUES
   Gas distribution                                    $44,043       $39,151
   Service and other                                     1,069           618
                                                       -------       -------
                                                        45,112        39,769
                                                       -------       -------
CERTAIN EXPENSES:
   Cost of gas                                          28,871        23,339
   Operations, maintenance and general, including
      allocations (Note 6)                               9,630         9,491
   Depreciation                                          3,341         3,056
   Taxes other than income taxes                           160           356
                                                       -------       -------
                                                        42,002        36,242
                                                       -------       -------
EXCESS OF OPERATING REVENUES OVER
   CERTAIN EXPENSES                                    $ 3,110       $ 3,527
                                                       =======       =======

              The accompanying notes are an integral part of these
                         unaudited combined statements.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS AND PURPOSE OF STATEMENTS

Organization and Nature of the Business. The PG Energy Business of Southern Union Company is comprised of its PG Energy division and PG Energy Services, Inc. The PG Energy division of Southern Union Company ("PG Energy" or the "Natural Gas Business") is a regulated public utility distributing natural gas to a thirteen-county area in northeastern Pennsylvania, a territory that includes the cities of Scranton, Wilkes-Barre and Williamsport.

PG Energy Services, Inc. ("PGES") is a subsidiary of Southern Union Company ("Southern Union") engaging in various nonregulated activities, including the inspection, maintenance and servicing of residential and small commercial gas-fired equipment.

Purpose of Statements. The accompanying unaudited statements of assets to be acquired and liabilities to be assumed and of revenues and certain expenses (collectively, the " Unaudited Statements") have been prepared in accordance with the Purchase and Sale Agreement, as amended, between Southern Union and UGI Corporation ("UGI") dated as of January 26, 2006, (the "Agreement"), providing for the sale by Southern Union to UGI of substantially all of the assets, properties and rights relative to the natural gas utility operations of PG Energy as well as the common stock of PGES (together the "Acquired Business").

Under the terms of the Agreement, UGI made an initial cash payment to Southern Union of $580.0 million on August 24, 2006, the closing date of the sale. In addition, UGI assumed certain liabilities of the Acquired Business. This cash payment is subject to adjustment for the difference between the working capital target of $68.1 million and the working capital agreed to in a closing statement to be completed within ninety (90) days following the closing date.

The assets and liabilities reflected in the unaudited Statement of Assets to be Acquired and Liabilities to be Assumed comprise the following items:

     - Assets of the Acquired Business as defined in the Agreement, including all the assets, properties and rights used exclusively in the Natural Gas Business.

     -    Assumed liabilities as defined in the Agreement.

     - Net assets to be acquired includes $1,500, $998,800 and $9.8 million at June 30, 2006, and $1,500, $998,800 and $9.6 million at December 31, 2005, related to the values of common stock, paid in capital and retained earnings, respectively, of PGES. Additionally, PGES had 50,000 common shares authorized for issuance and 150 common shares issued and outstanding for all periods presented.

The operations of the Acquired Business rely on Southern Union for certain activities, including but not limited to, information technology, insurance, human resources, payroll, external financial reporting, treasury, tax and legal support. Certain expenses within the accompanying unaudited Combined Statement of Revenues and Certain Expenses include direct expenses of the Acquired Business, direct costs incurred by Southern Union on behalf of the Acquired Business, primarily insurance and legal, and an allocation of general and administrative expenses incurred by Southern Union. See Note 6 for a discussion of the amounts and method of allocation.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

Allocations of interest and income taxes have been excluded from these Unaudited Statements as these costs were not historically allocated to the Acquired Business for financial reporting purposes and it would not be practical to do so in these circumstances. All of the allocations in the unaudited Combined Statement of Revenues and Certain Expenses are based on assumptions that the Acquired Business believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs and expenses that would have resulted had the Acquired Business operated as a separate entity, nor do they consider potential changes in the business by UGI. As a result, the historical operating results may not be indicative of future results.

All significant intercompany accounts and transactions between the Natural Gas Business and PGES have been eliminated.

2. BASIS OF PRESENTATION

The accompanying Unaudited Statements have been derived from Southern Union Company's historical accounting records of the Acquired Business and have been prepared to present the unaudited Combined Statement of Assets to be Acquired and Liabilities to be Assumed of the Acquired Business as of June 30, 2006, and December 31, 2005, as well as their unaudited Combined Statement of Revenues and Certain Expenses for the three-month periods ended June 30, 2006 and 2005 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the "SEC") and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the Acquired Business in accordance with accounting principles generally accepted in the United States of America ("GAAP"). A statement of cash flows is not presented as the cash flow activities of the Acquired Business were funded through Southern Union and a complete statement of cash flows is not prepared at the reporting level of the Acquired Business.

The Unaudited Statements also do not include all of the information and note disclosures required by GAAP, and should be read in conjunction with the Combined Statement of Assets to be Acquired and Liabilities to be Assumed of the Acquired Business as of March 31, 2006, and December 31, 2005, as well as their Combined Statement of Revenues and Certain Expenses for the three-month period ended March 31, 2006; the year ended December 31, 2005; the six-month period ended December 31, 2004; and the year ended June 30, 2004, and the notes thereto.

The accompanying Unaudited Statements have been prepared in accordance with GAAP and reflect adjustments that are, in the opinion of management, necessary for a fair statement of results for the interim period. The December 31, 2005, data for the unaudited Combined Statement of Assets to be Acquired and Liabilities to be Assumed was derived from the audited Combined Statement of Assets to Acquired and Liabilities to be Assumed, but does not include all disclosures required by GAAP. Because of the seasonal nature of the operations of the Acquired Business, the unaudited Combined Statement of Revenues and Certain Expenses for any interim period are not necessarily indicative of the results that may be expected for the full year.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

3. RATE MATTERS

Proposed Rate Increase. On April 13, 2006, PG Energy filed an application with the PPUC seeking an increase in its base gas rates, designed to produce $29.8 million in additional annual revenue, to be effective June 12, 2006. On May 19, 2006, the PPUC suspended this rate increase for seven months (until January 12, 2007) in order to investigate the reasonableness of the proposed rates. It is not presently possible to determine what action the PPUC will ultimately take in this matter.

Gas Cost Adjustments. The provisions of the Pennsylvania Public Utility Code require that the tariffs of local gas distribution companies ("LDCs") be adjusted on an annual basis, and, in the case of larger LDCs such as PG Energy, on an interim basis when circumstances dictate, to reflect changes in their purchased gas costs. The procedure includes a process for the reconciliation of actual gas costs incurred and actual revenues received and also provides for the refund of any overcollections, plus interest thereon, or the recoupment of any undercollections of gas costs.

In addition, the PPUC adopted regulations providing for the quarterly adjustment of the annual purchased gas cost rate of larger gas distribution companies, including PG Energy. Such adjustments are allowed when the actual purchased gas costs vary from the estimated costs reflected in the respective company's tariffs by 2% or more.

Other than interest payable to customers on over-collections or payable to PG Energy on the under-collections of purchased gas costs, the changes in gas rates on account of purchased gas costs have no effect on earnings since the change in revenue is offset by a corresponding change in the cost of gas.

4. REGULATORY ASSETS

                              June 30,   December 31,
Regulatory Assets               2006         2005
-----------------             --------   ------------
                               (Thousands of Dollars)
Pension                        $ 7,017      $ 7,244
Environmental                    4,000        4,000
Retirement Work in Progress        343           42
Low Income Program                 209          260
Computer Software                  669          496
Deferred Flooding Charges          329          385
Rate Case                          220           --
Other                              242          188
                               -------      -------
                               $13,029      $12,615
                               =======      =======

Pension costs consist primarily of amounts deferred relative to early retirement programs in 1991, 1998 and 2001 that are currently being amortized and recovered in rates.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

PG Energy entered into a Consent Order and Agreement (the "Multi-Site Agreement") with the Pennsylvania Department of Environmental Protection on March 31, 2004. This Multi-Site Agreement is for the purpose of developing and implementing an environmental assessment and remediation program for five MGP sites (including the Scranton, Bloomsburg and Carbondale sites) and six MGP holder sites owned by PG Energy in the State of Pennsylvania. Under the Multi-Site Agreement, PG Energy is to perform environmental assessments of these sites within two years of the effective date of the Multi-Site Agreement. Thereafter, PG Energy is required to perform additional assessment and remediation activity as is deemed to be necessary based upon the results of the initial assessments. In this regard the accompanying statements include a liability and a related regulatory asset of $4.0 million relative to costs expected to be incurred in satisfaction of this Multi-Site Agreement. In accordance with existing regulatory practice of the PPUC, PG Energy amortizes as removal costs site-specific environmental investigation and remediation costs over a five-year period.

As of June 30, 2006, and December 31, 2005, PG Energy's regulatory assets included $5.9 million and $5.6 million, respectively, that is being recovered through current rates. As of June 30, 2006, and December 31, 2005, the remaining recovery period associated with these assets ranged from 1 month to 181 months and 1 month to 187 months, respectively. None of these regulatory assets are included in rate base.

5. POSTEMPLOYMENT BENEFITS

The Employees' Retirement Plan of Southern Union Company Pennsylvania Division (the "Pennsylvania Division Plan") is a trusteed, non-contributory defined benefit pension plan, covering substantially all employees of the Acquired Business. The Pennsylvania Division Plan is funded in accordance with federal regulations, not to exceed the amounts deductible for income tax purposes.

Net periodic benefit cost for the three months ended June 30, 2006 and 2005 includes the following components:

                                       Three     Three
                                      Months     Months
                                       Ended      Ended
                                     June 30,   June 30,
                                       2006       2005
                                     --------   --------
                                        (In thousands)
Service cost                          $ 114      $  312
Interest cost                           988       1,006
Expected return on plan                (936)       (886)
Amortization of prior service cost       24          71
Recognized actuarial loss               192         297
                                      -----      ------
Net periodic benefit cost             $ 382      $  800
                                      =====      ======

Under the terms of the Agreement, as amended, the Pennsylvania Division Plan was assumed by UGI on August 24, 2006. On that date Southern Union contributed $15.1 million to the

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

Pennsylvania Division Plan, an amount equal to the unfunded Accumulated Benefit Obligation as of July 31, 2006. In addition to this contribution, prior to the sale date Southern Union contributed approximately $3.5 million to the Pennsylvania Division Plan for 2006.

6. ALLOCATION OF CORPORATE COSTS

Southern Union provides certain indirect general and administrative services to the Acquired Business at a Corporate level, including but not limited to information technology, insurance, human resources, financial reporting, treasury, tax and legal. For purposes of the accompanying Combined Statement of Revenues and Certain Expenses such costs have been allocated to and are included in these Statements. The allocated expenses totaled $441,000 and $402,000 for the three-month periods ended June 30, 2006 and 2005. Southern Union allocates such indirect costs to its divisions and subsidiaries based on the average of the following criteria: (1) gross investment in the business unit, (2) revenue margin (sales less cost of gas less revenue related taxes) and (3) total cash operating expense (operations and maintenance expense plus taxes other than on income). Management believes such allocation methodology is reasonable under the circumstances.

7. COMMITMENTS AND CONTINGENCIES

Environmental. PG Energy's operations are subject to federal, state and local laws and regulations regarding water quality, hazardous and solid waste management, air quality control and other environmental matters. These laws and regulations require PG Energy to conduct its operations in a specified manner and to obtain and comply with a wide variety of environmental registrations, licenses, permits, inspections and other approvals. Failure to comply with environmental requirements may expose PG Energy to significant fines, penalties and/or interruptions in operations. PG Energy's environmental policies and procedures are designed to achieve compliance with such laws and regulations. These evolving laws and regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations may result in significant expenditures and liabilities in the future.

PG Energy follows the provisions of American Institute of Certified Public Accountants Statement of Position 96-1, Environmental Remediation Liabilities, for recognition, measurement, display and disclosure of environmental remediation liabilities.

Based upon existing regulatory practices, PG Energy believes environmental remediation costs are probable of recovery through base rate proceedings. Management does not believe that environmental expenditures will have a material adverse effect on the accompanying Unaudited Statements.

Like others in the gas distribution industry, PG Energy is responsible for environmental remediation at various contaminated sites that are primarily associated with Manufactured Gas Plants ("MGPs") and sites associated with the operation and disposal activities from MGPs. MGPs produced a fuel known as "town gas". Some constituents of the manufactured gas process may be regulated substances under various federal and state environmental laws. To the extent these constituents are present in soil or groundwater at concentrations in excess of applicable standards, investigation and remediation may be required. These include properties that are part

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

of PG Energy's ongoing operations of the Natural Gas Business, sites formerly owned or used by PG Energy and sites owned by third parties. Remediation typically involves the management of contaminated soils and may involve removal of structures and remediation of groundwater. Activities vary with site conditions and locations, the extent and nature of the contamination, remedial requirements, complexity and sharing of responsibility, and some contamination may be unrelated to MGPs. The ultimate liability and total costs associated with these sites will depend upon many factors. If remediation activities involve statutory joint and several liability provisions, strict liability, or cost recovery or contribution actions, PG Energy could potentially be held responsible for contamination caused by other parties. In some instances, PG Energy may share liability associated with contamination with other potentially responsible parties, and may also benefit from insurance policies or contractual indemnities that cover some or all of the cleanup costs; however, no assets have been recorded in the accompanying Statements associated with any recovery under such insurance policies or indemnities as they are not deemed probable. These sites are generally managed in the normal course of business or operations. PG Energy believes the outcome of these matters will not have a material adverse effect on the accompanying Unaudited Statements.

Sunbury Pennsylvania Manufactured Gas Plant Site. By letter dated July 28, 2006, the Acquired Business received a demand by counsel for PPL, Inc. (PPL) and draft complaint seeking to recover costs incurred by PPL in investigating and remediating contamination of the Sunbury, Pennsylvania manufactured gas plant, which, according to the letter, have totaled in excess of $4.5 million to date. The Acquired Business has previously contributed to PPL's remediation project by making cash payments and by removing and relocating gas utility lines located in the path of the remediation. Based upon its current understanding of the facts, the Acquired Business does not believe the outcome of this matter will have a material adverse effect on the accompanying Unaudited Statements.

Litigation. The Acquired Business is involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business, none of which involve substantial amounts. Where appropriate, the Acquired Business has made accruals in accordance with FASB Statement No. 5, "Accounting for Contingencies" in order to provide for such matters. Management believes the final disposition of these proceedings will not have a material adverse effect on the accompanying Unaudited Statements.

8. CASH FLOW

Capital expenditures totaled $6.6 million and $6.2 million for the three-month periods ended June 30, 2006 and 2005, respectively. Other cash flow information is not available as the necessary detail records to prepare cash flow statements are not kept at the Acquired Business level.

9. TRANSITION SERVICES AGREEMENT

Pursuant to the Agreement, Southern Union and UGI entered into a Transition Services Agreement (the "TSA") whereby each party will be a provider of certain business services to the other, and a receiver of certain business services from the other for an agreed pricing. The

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                     NOTES TO UNAUDITED COMBINED STATEMENTS

principal business services include general business continuity, information technology, accounting and tax services. The TSA will remain in effect until such time that both parties mutually agree that the services are no longer required.